                                                                    Exhibit 4.25


                           AMENDMENT TO AGREEMENT FOR

                    SALE & PURCHASE OF JOINT VENTURE INTEREST

THIS AGREEMENT dated for reference the 3rd day of December, 2003.


BETWEEN

            FALLS MOUNTAIN COAL INC., a company incorporated under the laws of British Columbia having its registered office at Suite 3000 - 1055 West Georgia Street Vancouver, BC V6E 3R3

            (the "BUYER")

AND:

            MITSUI MATSUSHIMA CANADA LTD., a company incorporated under the laws of British Columbia having its registered office at Suite 1600 - 777 Dunsmuir Street, Vancouver, BC V7Y 1K7

            (the "SELLER")

AND:

            PINE VALLEY MINING CORPORATION (FORMERLY CALLED GLOBALTEX INDUSTRIES INC.), a company incorporated under the laws of British Columbia having its registered office at Suite 3000 - 1055 West Georgia Street Vancouver, BC V6E 3R3

            ("PINE VALLEY")

WHEREAS:

A. The Buyer, the Seller and Pine Valley are parties to an agreement dated March 10, 2003 (the "Purchase Agreement") for the purchase and sale of the Joint Venture Interest, as that term is defined in the Purchase Agreement;

B. The Buyer and Pine Valley have requested and the Seller has agreed to an amendment of the Purchase Agreement on the terms and conditions set forth in this agreement; and

IN CONSIDERATION for the payment of $10.00 by each of the parties to the others and other good and valuable consideration provided by Mitsui to the other parties (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties agree as follows:

1.    INCORPORATED DEFINITIONS

In this Agreement, except as expressly provided or as the context otherwise requires, capitalized terms will have the meanings given to them in the Purchase Agreement.

2.    AMENDMENT OF PURCHASE AGREEMENT

(a) Subsections 1.2(e) and (h) are hereby deleted from the Purchase Agreement and the following subsections are hereby substituted in their places in section
1.2 of the Purchase Agreement:

      "(e) "CLOSING PERIOD" means the period commencing on the execution and delivery of this Agreement by all of the Parties, and ending on the first to occur of the Closing Date and the Expiry Time, unless the condition in section 2.2(b) is satisfied or waived on December 5, 2003, then the Closing Period shall continue until December 12, 2003;

      (h) "EXPIRY TIME" means 11:59 p.m. on December 5, 2003 or such earlier time that the Buyer notifies in writing to the Seller;"

(b) Section 11.1 is hereby deleted from the Purchase Agreement and the following section is substituted in its place in the Purchase Agreement:

      "11.1 CLOSING DATE

      The closing of the purchase and sale contemplated by this Agreement (the "CLOSING") will take place at 10:00 a.m. on the first to occur of:

      (a) that day which is the first business day following the sixth day after the Buyer gives notice to the Seller that all of the conditions set out in Section 2.2 have been satisfied or waived, and

      (b)   Friday, December 12, 2003.

      (the  "CLOSING DATE")."

3.    AFFIRMATION OF PURCHASE AGREEMENT

The Buyer, the Seller, and Pine Valley hereby affirm all of the terms and conditions of the Purchase Agreement as amended by this agreement.

4.    COUNTERPARTS

This Agreement may be executed and delivered in any number of counterparts with the same effect as if all parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

5.    DELIVERY BY FAX

Any party may deliver an executed copy of this Agreement by fax.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

FALLS MOUNTAIN COAL INC.


Per:
    --------------------------------
    Authorized Signatory



MITSUI MATSUSHIMA CANADA LTD.


Per:
    --------------------------------
    Authorized Signatory



PINE VALLEY MINING CORPORATION


Per:
    --------------------------------
    Authorized Signatory



Mitsui Matsushima Co. Ltd. hereby consents to the above agreement to amend the agreement dated March 10, 2003 between Falls Mountain Coal Inc., Mitsui Matsushima Canada Ltd. and Pine Valley Mining Corporation, and hereby affirms the enforceability of its letter dated March 10, 2003 to Falls Mountain Coal Inc.

Dated the 3rd day of December, 2003

Mitsui Matsushima Co. Ltd.

Per:
    --------------------------------
         Authorized Signatory

Pine Valley Coal Ltd. hereby consents to the above agreement to amend the agreement dated March 10, 2003 between Falls Mountain Coal Inc., Mitsui Matsushima Canada Ltd. and Pine Valley Mining Corporation, and hereby affirms the enforceability of its letter dated March 10, 2003 to Falls Mountain Coal Inc. and Mitsui Matsushima Canada Ltd.

Dated the 3rd day of December, 2003

Pine Valley Coal Ltd.

Per:
    --------------------------------
         Authorized Signatory